      As Filed with the Securities and Exchange Commission on June 13, 1996
                                                                    File No. 333
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                             -----------------------

                         HEFTEL BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                        99-0113417
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                          Identification
                                                             Number)

                    6767 West Tropicana Avenue, Suite 102
                             Las Vegas, Nevada 89103
                    (Address of Principal Executive Offices)

                HEFTEL BROADCASTING CORPORATION STOCK OPTION PLAN
                            (Full Title of the Plan)

            H. CARL PARMER, PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER
                         HEFTEL BROADCASTING CORPORATION
                           6767 West Tropicana Avenue
                             Las Vegas, Nevada 89103
                     (Name and address of agent for service)
                                 (702) 367-3322
                     (Telephone number, including area code,
                              of agent for service)

                          Copies of Communications to:
                           FREDERICK W. GARTSIDE, ESQ.
                      JEFFER, MANGELS, BUTLER & MARMARO LLP
                      2121 Avenue of the Stars, 10th Floor
                          Los Angeles, California 90067
                                 (310) 203-8080

                                                    CALCULATION OF REGISTRATION FEE
=======================================================================================================================
    Title of securities          Amount                Proposed                   Proposed                 Amount of
           to be                  to be            Maximum Offering                Maximum               Registration
        Registered            Registered(1)         Price per share       Aggregate Offering Price          Fee (2)
- -----------------------------------------------------------------------------------------------------------------------
Class A Common                   750,000               $27.375                   $20,531,250              $7,079.74
Stock, $.001 par value,
to be issued under
Stock Option Plan
=======================================================================================================================

(1) This Registration Statement also includes an indeterminable number of additional shares that may become issuable, pursuant to the antidilution adjustment provisions of the Heftel Broadcasting Corporation Stock Option Plan.

(2) Calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933. The total registration fee is based on the last sale reported on the Nasdaq National Market on June 5, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed with the Commission either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 with the Securities and Exchange Commission are incorporated herein by reference.

         (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 1995;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above;

         (c) The description of the Registrant's Class A Common Stock which is contained in the Registrant's Registration Statement on Form 8-A which was filed by the Registrant under the Securities Act of 1933 on April 29, 1994 (File No. 33-78370), as amended on May 20, 1994, June 17, 1994, July 8, 1994, and July 15, 1994.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is not deemed to be filed under said provisions. Any statement made in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         John E. Mason, a director of the Registrant, is of counsel to Jeffer, Mangels, Butler & Marmaro LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to the provisions of the Delaware General Corporation Law, the Restated Certificate of Incorporation of the Company includes a provision which eliminates the personal liability of its directors to the Company and its stockholders for monetary damage to the fullest extent permissible under Delaware law. This provision does not eliminate liability (a) for any breach of a director's loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) in connection with payment of any illegal dividend or an illegal stock repurchase; or (d) for any transaction from which the director derives an improper personal benefit. Further, this provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's stockholders for any violation of a director's fiduciary duty to the Company or its stockholders.

         The Company's Restated Certificate of Incorporation authorizes the Company to indemnify its officers, directors and other agents to the fullest extent permissible by Delaware law, exclusive of rights provided through bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise. The Company's Restated Certificate of Incorporation also authorizes the Company to indemnify its officers, directors and agents for breach of duty to the corporation and its stockholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise permitted under Delaware law, subject to certain limitations. The Company has entered into indemnification agreements with all of its directors whereby the Company will indemnify each such person (an "indemnitee") against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving in his or her capacity. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent the indemnitee has not already received payments in respect of such claim from the Company or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act of 1933.

         The Bylaws of the Company require the Company to provide indemnification for directors and officers to the fullest extent permitted under Delaware law and the Company's Restated Certificate of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits to the Registration Statement are listed in the Index to Exhibits which is incorporated herein by this reference.

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (l)(i) and
(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 10th day of June, 1996.

                             HEFTEL BROADCASTING CORPORATION


                             By   /s/ John T. Kendrick
                                -------------------------------
                                John T. Kendrick,
                                Senior Vice President and Chief
                                Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Cecil Heftel, H. Carl Parmer and John T. Kendrick, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

                    Signature                               Capacity                       Date
                    ---------                               --------                       ----

       /s/ Cecil Heftel                               Chairman of the Board,            June 10, 1996
- -------------------------------------------
                  Cecil Heftel                        Co-Chief Executive
                                                      Officer and Director



       /s/ H. Carl Parmer                             President, Co-Chief               June 10, 1996
- -------------------------------------------
                 H. Carl Parmer                       Executive Officer and
                                                      Director (Principal
                                                      Executive Officer)


                       [Signatures Continued on Page II-5]

                      [Signatures Continued from Page II-4]


                    Signature                               Capacity                      Date
                    ---------                               --------                      ----



       /s/ John T. Kendrick                           Senior Vice President,            June 10, 1996
- ----------------------------------------
                John T. Kendrick                      Chief Financial
                                                      Officer and Secretary
                                                      (Principal Financial
                                                      Officer and Principal
                                                      Accounting Officer)




       /s/ Richard D. Heftel                          Director                          June 10, 1996
- ----------------------------------------
                Richard D. Heftel




       /s/ John E. Mason                              Director                          June 10, 1996
- ----------------------------------------
                  John E. Mason




       /s/ Madison B. Graves II                       Director                          June 10, 1996
- ----------------------------------------
              Madison B. Graves II